Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

IDEAYA Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o) and (r)	(1)	(1)	$250,000,000	0.00011020	$27,550

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$250,000,000		$27,550(1)

	Total Fees Previously Paid							—

	Total Fee Offsets							$9,316.91(2)

	Net Fee Due							$18,233.09

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A

Fee Offset Sources	N/A

Rule 457(p)

Fee Offset Claims	IDEAYA Biosciences, Inc.	S-3	333-238849	6/1/2020		$9,316.91(2)	Equity	Common Stock, $0.0001 par value per share	—	$71,779,037.39

Fee Offset Sources	IDEAYA Biosciences, Inc.	S-3	333-238849	6/1/2020							$32,450(2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-272936), filed on June 26, 2023.

(2)

IDEAYA Biosciences, Inc. (the “Company”) has previously registered shares of its common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-238849), filed with the Securities and Exchange Commission on June 1, 2020 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Company made a contemporaneous fee payment in the amount of $32,450. As of the date of this prospectus supplement, shares of Common Stock having an aggregate offering price of up to $71,779,037.39 remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $9,316.91 that has already been paid and remains unused with respect to the unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $27,550 due for this offering. The remaining balance of the registration fee, $18,233.09, has been paid in connection with this offering. Pursuant to Rule 457(p), the offering of such unsold shares of Common Stock previously registered pursuant to the Prior Registration Statement was deemed terminated as of the third anniversary of the original effective date of the Prior Registration Statement.